Exhibit 4.1

                              AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                      AMONG

                          ASSURANCEAMERICA CORPORATION
                                  AS DEPOSITOR,

                            WILMINGTON TRUST COMPANY
                              AS PROPERTY TRUSTEE,

                            WILMINGTON TRUST COMPANY,
                            AS DELAWARE TRUSTEE, AND

                                 GUY W. MILLNER
                              LAWRENCE L. STUMBAUGH
                                       AND
                                  MARK H. HAIN
                                AS ADMINISTRATORS

                          DATED AS OF DECEMBER 22, 2005

                    -------------------------------------------

                        ASSURANCEAMERICA CAPITAL TRUST I

                    -------------------------------------------

                        ASSURANCEAMERICA CAPITAL TRUST I

 Certain Sections of this Trust Agreement relating to Sections 310 through 318 of the Trust Indenture Act of 1939:

Trust Indenture Act Section                          Trust Agreement Section
--------------------------------------------------   -----------------------
Section  310  (a)(1)..............................                     8.7
              (a)(2)..............................                     8.7
              (a)(3)..............................                     8.9
              (a)(4)..............................              2.7(a)(ii)
              (b).................................           8.8, 10.10(b)
Section  311  (a).................................          8.13, 10.10(b)
              (b).................................          8.13, 10.10(b)
Section  312  (a).................................                10.10(b)
              (b).................................           10.10(b), (f)
              (c).................................                     5.7
Section  313  (a).................................                 8.15(a)
              (a)(4)..............................                10.10(c)
              (b).................................       8.15(c), 10.10(c)
              (c).................................          10.8, 10.10(c)
              (d).................................                10.10(c)
Section  314  (a).................................          8.16, 10.10(d)
              (b).................................          Not Applicable
              (c)(1)..............................     8.17, 10.10(d), (e)
              (c)(2)..............................     8.17, 10.10(d), (e)
              (c)(3)..............................     8.17, 10.10(d), (e)
              (e).................................          8.17, 10.10(e)
Section  315  (a).................................                  8.1(d)
              (b).................................                     8.2
              (c).................................                  8.1(c)
              (d).................................                  8.1(d)
              (e).................................          Not Applicable
Section  316  (a).................................          Not Applicable
              (a)(1)(A)...........................          Not Applicable
              (a)(1)(B)...........................          Not Applicable
              (a)(2)..............................          Not Applicable
              (b).................................                    5.13
              (c).................................                     6.7
Section  317  (a)(1)..............................          Not Applicable
              (a)(2)..............................                    8.14
              (b).................................                    5.10
Section  318  (a).................................                10.10(a)

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Trust Agreement.

                                TABLE OF CONTENTS

                                                                                                                  Page
                                                                                                                  ----
ARTICLE I          DEFINED TERMS..........................................................................          1
    SECTION 1.1.   Definitions............................................................................          1

ARTICLE II         CONTINUATION OF THE ISSUER TRUST.......................................................         13
    SECTION 2.1.   Name...................................................................................         13
    SECTION 2.2.   Office of the Delaware Trustee; Principal Place of Business............................         13
    SECTION 2.3.   Initial Contribution of Trust Property; Organizational Expenses........................         13
    SECTION 2.4.   Issuance of the Restricted Capital Securities..........................................         13
    SECTION 2.5.   Issuance of the Common Securities; Subscription and Purchase of Junior Subordinated
                    Debentures ............................................................................        14
    SECTION 2.6.   Authorization to Issue Additional Trust Securities; Authorization to Subscribe and
                    Purchase Additional Junior Subordinated Debentures.....................................        14
    SECTION 2.7.   Declaration of Trust...................................................................         14
    SECTION 2.8.   Authorization to Enter into Certain Transactions.......................................         15
    SECTION 2.9.   Assets of Trust........................................................................         18
    SECTION 2.10.  Title to Trust Property................................................................         18

ARTICLE III        PAYMENT ACCOUNT........................................................................         18
    SECTION 3.1.   Payment Account........................................................................         18

ARTICLE IV         DISTRIBUTIONS; REDEMPTION..............................................................         18
    SECTION 4.1.   Distributions..........................................................................         18
    SECTION 4.2.   Redemption.............................................................................         20
    SECTION 4.3.   Subordination of Common Securities.....................................................         22
    SECTION 4.4.   Payment Procedures.....................................................................         23
    SECTION 4.5.   Tax Returns and Reports................................................................         23
    SECTION 4.6.   Payment of Taxes, Duties, Etc. of the Issuer Trust.....................................         23
    SECTION 4.7.   Payments under Indenture or Pursuant to Direct Actions.................................         23
    SECTION 4.8.   Liability of the Holder of Common Securities...........................................         24

ARTICLE V          TRUST SECURITIES CERTIFICATES..........................................................         24
    SECTION 5.1.   Initial Ownership......................................................................         24
    SECTION 5.2.   The Trust Securities Certificates......................................................         24
    SECTION 5.3.   Execution and Delivery of Trust Securities Certificates................................         25
    SECTION 5.4.   Global Capital Securities..............................................................         25
    SECTION 5.5.   Registration of Transfer and Exchange Generally; Certain Transfers and Exchanges;
                    Capital Securities Certificates; Securities Act Legends................................        26
    SECTION 5.6.   Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates.....................         30
    SECTION 5.7.   Persons Deemed Holders.................................................................         30
    SECTION 5.8.   Access to List of Holders' Names and Addresses.........................................         30
    SECTION 5.9.   Maintenance of Office or Agency........................................................         30
    SECTION 5.10.  Appointment of Paying Agent............................................................         31
    SECTION 5.11.  Ownership of Common Securities by Depositor............................................         31

    SECTION 5.12.  Notices to Clearing Agency.............................................................         32
    SECTION 5.13.  Rights of Holders......................................................................         32

ARTICLE VI         ACTS OF HOLDERS; MEETINGS; VOTING......................................................         34
    SECTION 6.1.   Limitations on Holders' Voting Rights..................................................         34
    SECTION 6.2.   Notice of Meetings.....................................................................         35
    SECTION 6.3.   Meetings of Holders....................................................................         35
    SECTION 6.4.   Voting Rights..........................................................................         36
    SECTION 6.5.   Proxies, etc...........................................................................         36
    SECTION 6.6.   Holder Action by Written Consent.......................................................         36
    SECTION 6.7.   Record Date for Voting and Other Purposes..............................................         37
    SECTION 6.8.   Acts of Holders........................................................................         37
    SECTION 6.9.   Inspection of Records..................................................................         38

ARTICLE VII        REPRESENTATIONS AND WARRANTIES.........................................................         38
    SECTION 7.1.   Representations and Warranties of the Property Trustee and the Delaware Trustee........         38
    SECTION 7.2.   Representations and Warranties of Depositor............................................         40

ARTICLE VIII       THE ISSUER TRUSTEES; THE ADMINISTRATORS................................................         40
    SECTION 8.1.   Certain Duties and Responsibilities....................................................         40
    SECTION 8.2.   Certain Notices........................................................................         42
    SECTION 8.3.   Certain Rights of Property Trustee.....................................................         43
    SECTION 8.4.   Not Responsible for Recitals or Issuance of Securities.................................         44
    SECTION 8.5.   May Hold Securities....................................................................         44
    SECTION 8.6.   Compensation; Indemnity; Fees..........................................................         45
    SECTION 8.7.   Corporate Property Trustee Required; Eligibility of Trustees and Administrators........         46
    SECTION 8.8.   Conflicting Interests..................................................................         46
    SECTION 8.9.   Co-Trustees and Separate Trustee.......................................................         46
    SECTION 8.10.  Resignation and Removal; Appointment of Successor......................................         48
    SECTION 8.11.  Acceptance of Appointment by Successor.................................................         49
    SECTION 8.12.  Merger, Conversion, Consolidation or Succession to Business............................         50
    SECTION 8.13.  Preferential Collection of Claims Against Depositor or Issuer Trust....................         50
    SECTION 8.14.  Trustee May File Proofs of Claim.......................................................         50
    SECTION 8.15.  Reports by Property Trustee............................................................         51
    SECTION 8.16.  Reports to the Property Trustee........................................................         51
    SECTION 8.17.  Evidence of Compliance with Conditions Precedent.......................................         52
    SECTION 8.18.  Number of Issuer Trustees..............................................................         52
    SECTION 8.19.  Delegation of Power....................................................................         52
    SECTION 8.20.  Appointment of Administrators..........................................................         52

ARTICLE IX         DISSOLUTION, LIQUIDATION AND MERGER....................................................         53
    SECTION 9.1.   Dissolution Upon Expiration Date.......................................................         53
    SECTION 9.2.   Early Dissolution......................................................................         53
    SECTION 9.3.   Termination............................................................................         54
    SECTION 9.4.   Liquidation............................................................................         54

    SECTION 9.5.   Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trust.............         55

ARTICLE X          MISCELLANEOUS PROVISIONS...............................................................         56
    SECTION 10.1.  Limitation of Rights of Holders........................................................         56
    SECTION 10.2.  Amendment..............................................................................         57
    SECTION 10.3.  Separability...........................................................................         58
    SECTION 10.4.  Governing Law..........................................................................         58
    SECTION 10.5.  Payments Due on Non-Business Day.......................................................         59
    SECTION 10.6.  Successors.............................................................................         59
    SECTION 10.7.  Headings...............................................................................         59
    SECTION 10.8.  Reports, Notices and Demands...........................................................         59
    SECTION 10.9.  Agreement Not to Petition..............................................................         60
    SECTION 10.10. Trust Indenture Act; Conflict with Trust Indenture Act.................................         60
    SECTION 10.11. Acceptance of Terms of Trust Agreement, Guarantee and Indenture........................         61

                      AMENDED AND RESTATED TRUST AGREEMENT

      THIS AMENDED AND RESTATED TRUST AGREEMENT, dated as of December 22, 2005, is by and among (i) AssuranceAmerica Corporation, a Nevada corporation (including any successors or assigns, the "Depositor"), (ii) Wilmington Trust Company, a Delaware banking corporation, as property trustee (in such capacity, the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee or Delaware Trustee, the "Bank"), (iii) Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee (in such capacity, the "Delaware Trustee") (the Property Trustee and the Delaware Trustee are referred to collectively herein as the "Issuer Trustees"), (iv) the Administrators, as hereinafter defined, and (v) the several Holders, as hereinafter defined.

                                   WITNESSETH

      WHEREAS, the Depositor and the Delaware Trustee have heretofore duly declared and established a statutory trust pursuant to the Delaware Statutory Trust Act by entering into a certain Trust Agreement, dated as of December 5, 2005 (the "Original Trust Agreement"), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on December 5, 2005 (the "Certificate of Trust"), attached as Exhibit A; and

      WHEREAS, the Depositor and the Delaware Trustee desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the issuance of the Common Securities by the Issuer Trust to the Depositor, (ii) the issuance and sale of the Capital Securities by the Issuer Trust pursuant to the Placement Agreement, (iii) the acquisition by the Issuer Trust from the Depositor of all of the right, title and interest in the Junior Subordinated Debentures, (iv) the appointment of the Administrators and (v) the addition of the Property Trustee as a party to this Trust Agreement.

      NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, intending to be legally bound, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees, as follows:

                                    ARTICLE I

                                 DEFINED TERMS

      SECTION 1.1. DEFINITIONS.

      For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

      (1) The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                                    - E-1 -

      (2) All other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

      (3) The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation";

      (4) All accounting terms used but not defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles as in effect at the time of determination;

      (5) Unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement;

      (6) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision; and

      (7) All references to the date the Capital Securities were originally issued shall refer to the date hereof.

      "Act" has the meaning specified in Section 6.8.

      "Additional Amounts" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of any Additional Interest (as defined in the Indenture) paid by the Depositor on a Like Amount of Junior Subordinated Debentures for such period.

      "Additional Sums" has the meaning specified in Section 10.6 of the Indenture.

      "Administrators" means each Person appointed in accordance with Section
8.20 solely in such Person's capacity as Administrator of the Issuer Trust continued hereunder and not in such Person's individual capacity, or any successor Administrator appointed as herein provided; with the initial Administrators being Guy W. Millner, Lawrence L. Stumbaugh and Mark H. Hain.

      "Affiliate" means with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Applicable Procedures" mean, with respect to any transfer or transaction involving a Global Capital Security or beneficial interest therein, the rules and procedures of the Clearing

Agency for such Global Capital Security, in each case to the extent applicable to such transaction and as in effect from time to time.

      "Bank" has the meaning specified in the preamble to this Trust Agreement.

      "Bankruptcy Event" means, with respect to any Person:

      (1) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, conservator, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

      (2) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, conservator, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of any such action.

      "Bankruptcy Laws" has the meaning specified in Section 10.9.

      "Board of Directors" means the board of directors of the Depositor or the Executive Committee of the board of directors of the Depositor (or any other committee of the board of directors of the Depositor performing similar functions) or a committee designated by the board of directors of the Depositor (or any such committee), comprised of two or more members of the board of directors of the Depositor or officers of the Depositor, or both.

      "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors, or such committee of the Board of Directors or officers of the Depositor to which authority to act on behalf of the Board of Directors has been delegated, and to be in full force and effect on the date of such certification, and delivered to the Issuer Trustees.

      "Business Day" means a day other than (a) a Saturday or Sunday, (b) a day on which banking institutions in the City of New York, New York or the City of Wilmington, Delaware are authorized or required by law or executive order to remain closed or (c) a day on which either the Corporate Trust Office or the Indenture Trustee's corporate trust office is closed for business.

      "Capital Securities Certificate" means a certificate evidencing ownership of Capital Securities, substantially in the form attached as Exhibit D, and shall, unless specified otherwise herein, include a Restricted Securities Certificates, substantially in the form attached hereto as Exhibit B. The Capital Securities Certificate shall be issued initially with a Restricted Capital Securities Legend, which shall remain on such certificate until the Depositor and the Issuer Trust receive an Opinion of Counsel that such legend can be removed consistent with the Securities Act.

      "Capital Security" means a preferred undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $1,000 or an integral multiple in excess of such amount and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

      "Cede" means Cede & Co., as the nominee of the Depositary.

      "Certificate of Trust" has the meaning specified in the preamble to this Trust Agreement.

      "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act. The Depositary shall be the initial Clearing Agency.

      "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

      "Closing" and "Closing Date" have the respective meanings specified in the Placement Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commission" means the United States Securities and Exchange Commission, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit C.

      "Common Securities Purchase Agreement" means the Common Securities Purchase Agreement, dated of even date herewith, between the Issuer Trust and the Depositor, as the same may be amended from time to time.

      "Common Security" means an undivided beneficial interest in the assets of the Issuer Trust, having a Liquidation Amount of $1,000 and integral multiples in excess thereof and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

      "Corporate Trust Office" means the principal office of the Property Trustee located in the City of Wilmington, Delaware, which at the time of the execution of this Trust Agreement is located at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

      "Debenture Event of Default" means an "Event of Default" as defined in the Indenture.

      "Debenture Purchase Agreement" means the Junior Subordinated Debenture Purchase Agreement, dated of even date herewith, between the Depositor and the Issuer Trust, as the same may be amended from time to time.

      "Debenture Redemption Date" means, with respect to any Junior Subordinated Debentures to be redeemed under the Indenture, the date fixed for redemption of such Debentures under the Indenture.

      "Delaware Statutory Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq., as it may be amended from time to time.

      "Delaware Trustee" means the corporation identified as the "Delaware Trustee" in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Issuer Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

      "Depositary" means The Depository Trust Company or any successor thereto.

      "Depositor" has the meaning specified in the preamble to this Trust Agreement.

      "Direct Action" has the meaning specified in Section 5.13(c).

      "Distribution Date" has the meaning specified in Section 4.1(a).

      "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 4.1.

      "Early Termination Event" has the meaning specified in Section 9.2.

      "Event of Default" means any one of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (1) the occurrence of a Debenture Event of Default; or

      (2) default by the Issuer Trust in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

      (3) default by the Issuer Trust in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

      (4) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (2) or (3) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer Trustees and the Depositor by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

      (5) the occurrence of any Bankruptcy Event with respect to the Property Trustee or all or substantially all of its property if a successor Property Trustee has not been appointed within a period of 90 days thereof.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto, as amended from time to time.

      "Expiration Date" has the meaning specified in Section 9.1.

      "Global Capital Securities Certificate" means a Capital Securities Certificate or Restricted Securities Certificate, as the case may be, evidencing ownership of Capital Securities, the ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 5.4.

      "Global Capital Security" means those Capital Securities evidenced by the Global Capital Securities Certificate.

      "Guarantee" means the Guarantee Agreement executed and delivered by the Depositor and the Guarantee Trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Capital Securities, as amended from time to time.

      "Guarantee Trustee" means Wilmington Trust Company, solely in its capacity as the trustee that holds the Guarantee for the benefit of the Holders and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

      "Holder" means a Person in whose name a Trust Security or Trust Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Statutory Trust Act.

      "Indemnified Person" has the meaning provided in Section 8.6.

      "Indenture" means the Junior Subordinated Indenture, dated of even date herewith, between the Depositor and the Indenture Trustee (as amended or supplemented from time to time) relating to the issuance of the Junior Subordinated Debentures.

      "Indenture Trustee" means Wilmington Trust Company, a Delaware banking corporation and any successor.

      "Investment Company Act" means the Investment Company Act of 1940 or any successor statute thereto, in each case as may be amended from time to time.

      "Investment Company Event" means the receipt by the Issuer Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

      "Issuer Trust" means AssuranceAmerica Capital Trust I, a Delaware statutory trust created under the Delaware Statutory Trust Act.

      "Issuer Trustees" has the meaning specified in the preamble to this Trust Agreement.

      "Junior Subordinated Debentures" means the Depositor's Floating Rate Junior Subordinated Deferrable Interest Debentures, due December 31, 2035, issued pursuant to the Indenture.

      "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

      "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Capital Securities pro rata based upon the relative Liquidation Amounts of such classes and (b) with respect to a distribution of Junior Subordinated Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Junior Subordinated Debentures are distributed.

      "Liquidation Amount" means the stated amount of $1,000.00 per Capital Security and $1,000.00 per Common Security.

      "Liquidation Date" means the date on which Junior Subordinated Debentures are to be distributed to Holders of Trust Securities in connection with a dissolution and liquidation of the Issuer Trust pursuant to Section 9.4.

      "Liquidation Distribution" has the meaning specified in Section 9.4(d).

      "Majority in Liquidation Amount of the Capital Securities" or "Majority in Liquidation Amount of the Common Securities" means, except as provided by the Trust Indenture Act, Capital Securities or Common Securities, as the case may be, representing more than 50% of the aggregate Liquidation Amount of all then Outstanding Capital Securities or Common Securities, as the case may be.

      "Majority in Liquidation Amount of all Trust Securities" means, except as provided by the Trust Indenture Act, Trust Securities representing more than 50% of the aggregate Liquidation Amount of all then-outstanding Trust Securities.

      "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President or an Executive Vice President, a Senior Vice President or Vice President, and by the Treasurer, an Assistant Treasurer, the Chief Financial Officer, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the party provided herein. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

      (1) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

      (2) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

      (3) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (4) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Depositor or any Affiliate of the Depositor.

      "Original Trust Agreement" has the meaning specified in the preamble to this Trust Agreement.

      "Outstanding," with respect to Trust Securities, means, as of the date of determination, all Trust Securities theretofore executed and delivered under this Trust Agreement, except:

      (1) Trust Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

      (2) Trust Securities for whose payment or redemption cash in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust Securities, provided that if such Trust Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

      (3) Trust Securities that have been paid or for which other Trust Securities have been executed and delivered in exchange therefor or in lieu thereof pursuant to Sections 5.4, 5.5 and 5.6; provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Capital Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Capital Securities owned by the Depositor, any Issuer Trustee, any Administrator or any Affiliate of the Depositor, shall be disregarded and deemed not to be Outstanding, except that
(a) in determining whether any Issuer Trustee or any Administrator shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Capital Securities that such Issuer Trustee or such Administrator, as the case may be, knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the Outstanding Capital Securities are owned by the Depositor, one or more of the Issuer Trustees, one or more of the Administrators and/or any such Affiliate. Capital Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrators the pledgee's right so to act with respect to such Capital Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

      "Owner" means each Person who is the beneficial owner of Global Capital Securities as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly), in accordance with the rules of such Clearing Agency.

      "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Property Trustee.

      "Payment Account" means a segregated non-interest-bearing corporate trust account maintained with the Property Trustee in its trust department for the benefit of the Holders in which all amounts paid in respect of the Junior Subordinated Debentures will be held and from which the Property Trustee, through the Paying Agent, shall make payments to the Holders in accordance with Sections 4.1, 4.2 and 9.4.

      "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity of whatever nature.

      "Placement Agent" means Keefe, Bruyette & Woods, Inc.

      "Placement Agreement" means the Placement Agreement among the Depositor, the Issuer Trust and the Placement Agent.

      "Property Trustee" means the Person identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Issuer Trust and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

      "Purchase Agreement" means, collectively, all purchase agreements executed by or on behalf of the Depositor, the Issuer Trust, and the Owners.

      "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Junior Subordinated Debentures shall be a Redemption Date for a Like Amount of Trust Securities, including but not limited to any date of redemption pursuant to the occurrence of any Special Event.

      "Redemption Price" means a price equal to the Liquidation Amount, together with accumulated Distributions to, but excluding, the Redemption Date.

      "Relevant Trustee" has the meaning specified in Section 8.10.

      "Responsible Officer" when used with respect to the Property Trustee means any officer assigned to the Corporate Trust Office, including any managing director, vice president, principal, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Property Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Restricted Capital Securities" means all Capital Securities, including those represented by a Capital Securities Certificate, that are required pursuant to Section 5.5(c) to bear a Restricted Capital Securities Legend. Such term includes the Global Capital Securities Certificate.

      "Restricted Capital Securities Legend" means a legend substantially in the form of the legend required in the form of a Capital Securities Certificate set forth in Exhibit D to be placed upon a Restricted Securities Certificate.

      "Restricted Securities Certificate" means a certificate substantially in the form set forth in Exhibit B.

      "Securities" has the meaning specified in the recitals to the Indenture.

      "Securities Act" means the Securities Act of 1933, as amended, and any successor statute thereto, in each case as amended from time to time.

      "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 5.5.

      "Senior Indebtedness" has the meaning specified in the Indenture.

      "Special Event" means any Tax Event or Investment Company Event.

      "Successor Capital Securities" has the meaning specified in Section 9.5.

      "Tax Event" means the receipt by the Issuer Trust of an Opinion of Counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities (including, without limitation, any of the foregoing arising with respect to, or resulting from, any proceeding or other action commencing on or before such date), there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures,
(ii) interest payable by the Depositor on the Junior Subordinated Debentures is not, or within 90 days of the delivery of such Opinion of Counsel will not be, deductible by the Depositor, in whole or in part, for United States federal income tax purposes, or (iii) the Issuer Trust is, or will be within 90 days of the delivery of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      "3-Month LIBOR" means the London interbank offered rate for three-month, U.S. dollar deposits determined by the Indenture Trustee, with respect to the particular quarterly period, in the following order of priority:

            (i) the rate (expressed as a percentage per annum) for U.S. dollar deposits of an amount equal or comparable to the aggregate liquidation amount of the Securities having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the particular Determination Date. "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits;

            (ii) if such rate cannot be identified on the related Determination Date, the Indenture Trustee will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for U.S. dollar deposits of an amount equal or comparable to the aggregate liquidation amount of the Securities having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations;

            (iii) if fewer than two such quotations are provided as requested in clause (ii) above, the Indenture Trustee will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in U.S. dollars of an amount equal or comparable to the aggregate liquidation amount of the Securities as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations; and

            (iv) if fewer than two such quotations are provided as requested in clause (iii) above, 3-Month LIBOR will be a 3-Month LIBOR determined with respect to the quarterly period immediately preceding such current quarterly period.

      If the rate for U.S. dollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on the Telerate page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate by 12:00 noon (London time) on such Determination Date, then the corrected rate as so substituted on the applicable page will be the applicable 3-Month LIBOR for such Determination Date.

      "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including (i) all exhibits hereto, and (ii) for all purposes of this Amended and Restated Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Amended and Restated Trust Agreement and any such modification, amendment or supplement, respectively.

      "Trust Indenture Act" means the Trust Indenture Act of 1939 or any successor statute thereto, in each case as amended from time to time.

      "Trust Property" means (a) the Junior Subordinated Debentures, (b) any cash on deposit in, or owing to, the Payment Account, (c) all proceeds and rights in respect of the foregoing and (d) any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

      "Trust Securities Certificate" means any one of the Common Securities Certificates or the Capital Securities Certificates.

      "Trust Security" means any one of the Common Securities or the Capital Securities.

                                   ARTICLE II

                        CONTINUATION OF THE ISSUER TRUST

            SECTION 2.1. NAME.

            The Issuer Trust continued hereby shall be known as "AssuranceAmerica Capital Trust I", as such name may be modified from time to time by the Administrators following written notice to the Holders of Trust Securities and the Issuer Trustees, in which name the Administrators and the Issuer Trustees may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Issuer Trust and sue and be sued.

            SECTION 2.2. OFFICE OF THE DELAWARE TRUSTEE; PRINCIPAL PLACE OF BUSINESS.

            The address of the Delaware Trustee in the State of Delaware is Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Holders and the Depositor. The principal executive office of the Issuer Trust is in care of AssuranceAmerica Corporation, 5500 Interstate North Parkway, Suite 600, Atlanta, Georgia, 30328, Attention:
Mr. Lawrence L. Stumbaugh.

            SECTION 2.3. INITIAL CONTRIBUTION OF TRUST PROPERTY; ORGANIZATIONAL EXPENSES.

            The Property Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10.00, which constitutes the initial Trust Property. The Depositor shall pay all organizational expenses of the Issuer Trust as they arise or shall, upon request of any Issuer Trustee, promptly reimburse such Issuer Trustee for any such expenses paid by such Issuer Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

            SECTION 2.4. ISSUANCE OF THE RESTRICTED CAPITAL SECURITIES.

            The Depositor, the Issuer Trust, and the Placement Agent executed and delivered the Placement Agreement pursuant to the Original Trust Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrator, on behalf of the Issuer Trust, shall manually execute in accordance with Section 5.3 and the Property Trustee shall authenticate in accordance with Section 5.3 and deliver to the Clearing Agency or its custodian, a Global Capital Securities Certificate, registered in the name of Cede & Co., in an aggregate amount of 5,000 Capital Securities having an aggregate Liquidation Amount of $5,000,000.00, against receipt of the aggregate purchase price of such Capital Securities of $5,000,000.00 by the Property Trustee.

            SECTION 2.5. ISSUANCE OF THE COMMON SECURITIES; SUBSCRIPTION AND PURCHASE OF JUNIOR SUBORDINATED DEBENTURES.

            Contemporaneously with the execution and delivery of this Trust Agreement, an Administrator, on behalf of the Issuer Trust, shall execute in accordance with Section 5.3 and the Property Trustee shall authenticate and shall deliver to the Depositor, Common Securities Certificates, registered in the name of the Depositor, having an aggregate Liquidation Amount of $155,000 against receipt of the aggregate purchase price of such Common Securities of $155,000 by the Property Trustee. Contemporaneously therewith, an Administrator, on behalf of the Issuer Trust, shall subscribe for and purchase from the Depositor the Junior Subordinated Debentures, registered in the name of the Property Trustee for the Issuer Trust, and having an aggregate principal amount equal to $5,155,000, and, in satisfaction of the purchase price for such Junior Subordinated Debentures, the Property Trustee, on behalf of the Issuer Trust, shall deliver to the Depositor the sum of $5,155,000 (being the sum of the amounts delivered to the Property Trustee pursuant to (i) the second sentence of
Section 2.4, and (ii) the first sentence of this Section 2.5) and receive on behalf of the Issuer Trust the Junior Subordinated Debentures.

            SECTION 2.6. AUTHORIZATION TO ISSUE ADDITIONAL TRUST SECURITIES; AUTHORIZATION TO SUBSCRIBE AND PURCHASE ADDITIONAL JUNIOR SUBORDINATED DEBENTURES.

            During the period ending 90 days following the date of the Confidential Offering Memorandum, dated as of December 22, 2005, the Administrators, acting unanimously on behalf of the Issuer Trust, with the prior written consent of the Depositor, may cause the Issuer Trust to issue additional Capital Securities and Common Securities on the same terms and in the manner and relative proportions set forth in Sections 2.4 and 2.5; provided, however, that any such additional issuance of Trust Securities shall occur contemporaneously with the issuance by the Depositor of additional Junior Subordinated Debentures on the same terms and in the manner set forth in Section 2.5, which shall be subscribed for and purchased by an Administrator on behalf of the Issuer Trust, having an aggregate Liquidation Amount equal to the aggregate Liquidation Amount of the additional Trust Securities to be issued.

            SECTION 2.7. DECLARATION OF TRUST.

            The exclusive purposes and functions of the Issuer Trust are to (a) issue and sell Trust Securities and use the proceeds from such sale to acquire the Junior Subordinated Debentures, and (b) engage in only those other activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Issuer Trustees as trustees of the Issuer Trust, to have all the rights, powers and duties to the extent set forth herein, and the Issuer Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Issuer Trust and the Holders. The Depositor hereby appoints the Administrators, with such Administrators having all rights, powers and duties set forth herein with respect to accomplishing the purposes of the Issuer Trust, and the Administrators hereby accept such appointment; provided, however, that it is the intent of the parties hereto that such Administrators shall not be trustees or, to the fullest extent permitted by law, fiduciaries with respect to the Issuer Trust and this Trust Agreement shall be construed in a manner consistent with such intent. The Property

Trustee shall have the right and power (but shall not be obligated) to perform those duties assigned to the Administrators. The Delaware Trustee, in such capacity, shall not be entitled to exercise any powers, nor shall the Delaware Trustee, in such capacity, have any of the duties and responsibilities, of the Property Trustee or the Administrators set forth herein. The Delaware Trustee, in such capacity, shall be one of the trustees of the Issuer Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Statutory Trust Act and for taking such actions as are required to be taken by a Delaware trustee under the Delaware Statutory Trust Act.

            SECTION 2.8. AUTHORIZATION TO ENTER INTO CERTAIN TRANSACTIONS.

            (a) The Issuer Trustees and the Administrators shall conduct the affairs of the Issuer Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section and in accordance with the following provisions (i) and (ii), the Issuer Trustees and the Administrators shall act as follows:

                  (i) each Administrator, acting jointly or singly, shall:

                        (A) comply with the Placement Agreement regarding the
            issuance and sale of the Trust Securities;

                        (B) assist in compliance with the Securities Act,
            applicable state securities or blue sky laws, and the Trust Indenture Act;

                        (C) execute the Trust Securities on behalf of the Issuer
            Trust in accordance with this Trust Agreement;

                        (D) execute and deliver an application for a taxpayer
            identification number for the Issuer Trust;

                        (E) unless otherwise required by the Trust Indenture
            Act, execute on behalf of the Issuer Trust any documents that the Administrators have the power to execute pursuant to this Trust Agreement, including without limitation, the Debenture Purchase Agreement and the Common Securities Purchase Agreement; and

                        (F) take any action incidental to the foregoing as
            necessary or advisable to give effect to the terms of this Trust Agreement.

                  (ii) The Property Trustee shall have the power and authority to act on behalf of the Issuer Trust with respect to the following matters:

                        (A) the establishment of the Payment Account;

                        (B) the receipt of the Junior Subordinated Debentures;

                        (C) the receipt and collection of interest, principal
            and any other payments made in respect of the Junior Subordinated Debentures in the Payment Account;

                        (D) the distribution through the Paying Agent of amounts
            owed to the Holders in respect of the Trust Securities;

                        (E) the exercise of all of the rights, powers and
            privileges of a holder of the Junior Subordinated Debentures;

                        (F) the sending of notices of default and other
            information regarding the Trust Securities and the Junior Subordinated Debentures to the Holders thereof in accordance with this Trust Agreement;

                        (G) the distribution of the Trust Property in accordance
            with the terms of this Trust Agreement;

                        (H) to the extent provided in this Trust Agreement, the
            winding-up of the affairs of and liquidation of the Issuer Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware; and

                        (I) after an Event of Default (other than under
            paragraph (2), (3), (4), or (5) of the definition of such term if such Event of Default is by or with respect to the Property Trustee), comply with the provisions of this Trust Agreement and take any action to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder);

      provided, however, that nothing in this Section 2.8(a)(ii) shall require the Property Trustee to take any action that is not otherwise required in this Trust Agreement.

            (b) So long as this Trust Agreement remains in effect, the Issuer Trust (or the Issuer Trustees or Administrators acting on behalf of the Issuer Trust) shall not undertake any business, activity or transaction except as expressly provided herein or contemplated hereby. In particular, neither the Issuer Trustees nor the Administrators shall (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would cause the Issuer Trust to become taxable other than as a grantor trust for United States Federal income tax purposes, (iv) incur any indebtedness for borrowed money or issue any other debt, (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property, except as expressly provided herein,
(vi) invest any proceeds received by the Issuer Trust from holding the Junior Subordinated Debentures, but shall distribute all such proceeds to Holders of Trust Securities pursuant to the terms of this Trust Agreement and of the Trust Securities, (vii) acquire any assets other than the Trust Property, (viii) possess any power or otherwise act in such a way as to vary the Trust Property, (ix) possess any power or otherwise act in such a way as to vary the terms of the Trust Securities in any way whatsoever (except to the extent expressly authorized in this Trust Agreement or by the terms of the Trust Securities) or (x) to issue any securities or other evidence of beneficial ownership of, or beneficial interest in, the Issuer Trust other than the Trust Securities. The Property Trustee shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Issuer Trust or the Holders in their capacity as Holders.

            (c) In connection with the issue and sale of the Capital Securities, the Depositor shall have the right and responsibility to assist the Issuer Trust with respect to, or effect on behalf of the Issuer Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

                  (i) the preparation of offering documents in reliance on one or more exemptions from registration under the Securities Act with respect to the Capital Securities;

                  (ii) the determination of the states in which to take appropriate action to qualify or register for sale or necessary to obtain any exemption from such qualification or registration of all or part of the Capital Securities and the determination of any and all such acts, other than actions that must be taken by or on behalf of the Issuer Trust, and the advice to the Issuer Trustees of actions they must take on behalf of the Issuer Trust, and the preparation for execution and filing of any documents to be executed and filed by the Issuer Trust or on behalf of the Issuer Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States in connection with the offer and sale of the Capital Securities;

                  (iii) the negotiation of the terms of, and the execution and delivery of, the Placement Agreement and the Purchase Agreement; and

                  (iv) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

            (d) Notwithstanding anything herein to the contrary, the Administrators and the Property Trustee are authorized and directed to conduct the affairs of the Issuer Trust and to operate the Issuer Trust so that the Issuer Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, and will not be taxable other than as a grantor trust for United States Federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Depositor for United States Federal income tax purposes. In this connection, the Property Trustee and the Holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that the Property Trustee and Holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not adversely affect in any material respect the interests of the Holders of the Outstanding Capital Securities. In no event shall the Administrators or the Issuer Trustees be liable to the Issuer Trust or the Holders for any failure to comply with this Section that results from a change in law or regulations or in the interpretation thereof.

            SECTION 2.9. ASSETS OF TRUST.

            The assets of the Issuer Trust shall consist solely of the Trust Property.

            SECTION 2.10. TITLE TO TRUST PROPERTY.

            Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Issuer Trust and the Holders in accordance with this Trust Agreement.

                                   ARTICLE III

                                 PAYMENT ACCOUNT

            SECTION 3.1. PAYMENT ACCOUNT.

            (a) At or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and its agents shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

            (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Junior Subordinated Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE IV

                            DISTRIBUTIONS; REDEMPTION

            SECTION 4.1. DISTRIBUTIONS.

            (a) The Trust Securities represent undivided beneficial interests in the Trust Property, and Distributions (including of Additional Amounts) will be made on the Trust Securities at the rate and on the dates that payments of interest (including of Additional Interest, as defined in the Indenture) are made on the Junior Subordinated Debentures. Accordingly:

                  (i) Distributions on the Trust Securities shall be cumulative and will accumulate whether or not there are funds of the Issuer Trust available for the payment of Distributions. Distributions shall accumulate from the date of issue of the Trust Securities, and, except in the event (and to the extent) that the Depositor exercises its right to defer the payment of interest on the Junior Subordinated Debentures pursuant to the Indenture, shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2005. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (without any interest, additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date on which such payment was originally payable (each date on which distributions are payable in accordance with this Section 4.1(a), a "Distribution Date").

                  (ii) The Trust Securities shall be entitled to Distributions payable at a floating rate, reset quarterly on each Distribution Date for the next succeeding quarter, equal to 3-Month LIBOR rate of interest for the last London Banking Day (which is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market) of each of March, June, September and December, as applicable, plus 5.7500% on the liquidation amount of each Trust Security ("Floating Rate"). The amount of Distributions payable for any full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any period less than a full quarter shall be computed on the basis of a 360-day year and the actual number of days elapsed during that period. The amount of Distributions payable for any period shall include any Additional Amounts in respect of such period.

                  (iii) So long as no Debenture Event of Default has occurred and is continuing, the Depositor has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 20 consecutive quarterly periods (an "Extension Period"), provided that no Extension Period may extend beyond December 31, 2035, or end on a date that is not a scheduled interest payment date. As a consequence of any such deferral, quarterly Distributions on the Trust Securities by the Issuer Trust will also be deferred and the amount of Distributions to which Holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the Floating Rate, compounded quarterly, to the extent permitted by applicable law, from the relevant payment date for such Distributions, computed in the same manner as set forth for Distributions in subsection 4.1(a)(ii) immediately above. The term "Distributions" as used in Section 4.1 shall include any such additional Distributions provided pursuant to this Section 4.1(a)(iii).

                  (iv) Distributions on the Trust Securities shall be made by the Property Trustee from the Payment Account and shall be payable on each Distribution Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Distributions.

            (b) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities at the close of business on the relevant record date, which shall be at the close of business on the fifteenth day of the month in which the relevant Distribution Date occurs (or if such date is not a Business Day, the immediately preceding Business Day).

            SECTION 4.2. REDEMPTION.

            (a) On each Debenture Redemption Date and on the stated maturity of the Junior Subordinated Debentures, the Issuer Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

            (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Securities Register. All notices of redemption shall state:

                  (i) the Redemption Date;

                  (ii) the Redemption Price, or if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price provided pursuant to the Indenture together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the third Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date, or as soon as practicable thereafter, that notice of such actual Redemption Price is received pursuant to the Indenture);

                  (iii) the CUSIP number or CUSIP numbers of the Capital Securities affected;

                  (iv) if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

                  (v) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after said date, except as provided in Section 4.2(d) below; and

                  (vi) the place or places where Trust Securities are to be surrendered for the payment of the Redemption Price.

            The Issuer Trust in issuing the Trust Securities may use "CUSIP" or "private placement" numbers (if then generally in use), and, if so, the Property Trustee shall indicate the "CUSIP" or "private placement" numbers of the Trust Securities in notices of redemption and related materials as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of redemption and related material.

            (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Junior Subordinated Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and available in the Payment Account for the payment of such Redemption Price.

            (d) If the Issuer Trust gives a notice of redemption in respect of any Capital Securities, then, by 12:00 noon, Eastern Time, on the Redemption Date, subject to Section 4.2(c), the Property Trustee will, with respect to Global Securities, irrevocably deposit with the Clearing Agency for such Global Capital Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Global Capital Securities. With respect to Capital Securities that are not held in global form, if any, the Property Trustee, subject to Section 4.2(c), will irrevocably deposit with the Paying Agent, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders of the Capital Securities upon surrender of their Capital Securities Certificates or Restricted Securities Certificates, as applicable. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then, upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except the right of such Holders to receive the Redemption Price, but without interest, and such Trust Securities will cease to be Outstanding. In the event that any date on which any applicable Redemption Price is payable is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accumulate, as set forth in Section 4.1, from the Redemption Date originally established by the Issuer Trust for such Trust Securities to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

            (e) Subject to Section 4.3(a), if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Trust Securities to be redeemed shall be allocated pro rata to the Common Securities and the Capital

Securities based on the relative aggregate Liquidation Amounts of such classes. The particular Capital Securities to be redeemed shall be selected on a pro rata basis based on their respective Liquidation Amounts not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Capital Securities not previously called for redemption, or if the Capital Securities are then held in the form of a Global Preferred Security in accordance with the customary procedures for the Clearing Agency. The Property Trustee shall promptly notify the Securities Registrar in writing of the aggregate Liquidation Amount of Capital Securities to be redeemed and the particular Capital Securities selected for redemption. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed, to the portion of the aggregate Liquidation Amount of Capital Securities that has been or is to be redeemed.

            SECTION 4.3. SUBORDINATION OF COMMON SECURITIES.

            (a) Payment of Distributions (including Additional Amounts, if applicable) on, the Redemption Price of, and the Liquidation Distribution in respect of, the Trust Securities, as applicable, shall be made, as set forth in
Section 4.2(e), pro rata among the Common Securities and the Capital Securities based on the Liquidation Amount of such Trust Securities; provided, however, that if on any Distribution Date, Redemption Date or Liquidation Date any Event of Default resulting from a Debenture Event of Default in Sections 5.1(1) or 5.1(2) of the Indenture shall have occurred and be continuing, no payment of any Distribution (including any Additional Amounts) on, Redemption Price of, or Liquidation Distribution in respect of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made, unless payment in full in cash of all accumulated and unpaid Distributions (including any Additional Amounts) on all Outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or, in the case of payment of the Redemption Price, the full amount of such Redemption Price on all Outstanding Capital Securities then called for redemption, or in the case of payment of the Liquidation Distribution, the full amount of such Liquidation Distribution on all Outstanding Capital Securities, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including any Additional Amounts) on, or the Redemption Price of, or Liquidation Distribution in respect of, Capital Securities then due and payable. The existence of an Event of Default does not entitle the Holders of Capital Securities to accelerate the maturity thereof.

            (b) In the case of the occurrence of any Event of Default resulting from any Debenture Event of Default, the Holder of the Common Securities shall be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effects of all such Events of Default with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until all such Events of Default under this Trust Agreement with respect to the Capital Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Capital Securities and not on behalf of the Holder of the Common Securities, and only the Holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

            SECTION 4.4. PAYMENT PROCEDURES.

            Payments of Distributions (including any Additional Amounts) in respect of the Capital Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Capital Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which will credit the relevant accounts on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Common Securities.

            SECTION 4.5. TAX RETURNS AND REPORTS.

            The Administrators shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Issuer Trust. In this regard, the Administrators shall (a) prepare and file (or cause to be prepared and filed) all Internal Revenue Service forms required to be filed in respect of the Issuer Trust in each taxable year of the Issuer Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder all Internal Revenue Service forms required to be provided by the Issuer Trust. The Administrators shall provide the Depositor and the Property Trustee with a copy of all such returns and reports promptly after such filing or furnishing. The Issuer Trustees shall comply with United States Federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Holders under the Trust Securities.

            On or before December 15 of each year during which any Capital Securities are Outstanding, the Administrators shall furnish to the Paying Agent such information as may be reasonably requested by the Property Trustee in order that the Property Trustee may prepare the information which it is required to report for such year on Internal Revenue Service Forms 1096 and 1099 pursuant to
Section 6049 of the Code. Such information shall include the amount of original issue discount includable in income for each Outstanding Capital Security during such year, if any.

            SECTION 4.6. PAYMENT OF TAXES, DUTIES, ETC. OF THE ISSUER TRUST.

            Upon receipt under the Junior Subordinated Debentures of Additional Sums, the Property Trustee shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Issuer Trust by the United States or any other taxing authority out of the proceeds of the Additional Sums.

            SECTION 4.7. PAYMENTS UNDER INDENTURE OR PURSUANT TO DIRECT ACTIONS.

            Any amount payable hereunder to any Holder of Capital Securities (or Owner with respect thereof) shall be reduced by the amount of any corresponding payment such Holder (or Owner) has directly received pursuant to Section 5.8 of the Indenture or Section 5.13 of this Trust Agreement.

            SECTION 4.8. PAYMENT OF COSTS AND EXPENSES BY THE HOLDER OF COMMON SECURITIES.

            The Holder of Common Securities shall pay the reasonable costs and expenses associated with the organization and operation of the Issuer Trust (including, without limitation, the fees and expenses of the trustees) as set forth in Section 6.7 of the Indenture regarding allocation of expenses.

                                    ARTICLE V

                          TRUST SECURITIES CERTIFICATES

            SECTION 5.1. INITIAL OWNERSHIP.

            Upon the creation of the Issuer Trust and the contribution by the Depositor pursuant to Section 2.3 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Issuer Trust.

            SECTION 5.2. THE TRUST SECURITIES CERTIFICATES.

            (a) The Trust Securities Certificates shall be issued in fully registered form. The Trust Securities Certificates shall be executed on behalf of the Issuer Trust by manual or facsimile signature of at least one Administrator. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Issuer Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.5.

            (b) Upon their original issuance, Capital Securities Certificates shall be issued in the form of one or more Global Capital Securities Certificates which initially shall bear a Restricted Capital Securities Legend, registered in the name of Cede as the Depositary's nominee and deposited with or on behalf of Depositary for credit by Depositary to the respective accounts of the Owners thereof (or such other accounts as they may direct). Except as set forth herein, record ownership of the Global Capital Securities may be transferred, in whole or in part, only to another nominee of Depositary or to a successor of the Depository or its nominee.

            (c) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

            SECTION 5.3. EXECUTION AND DELIVERY OF TRUST SECURITIES
CERTIFICATES.

            At the Closing, an Administrator shall execute, on behalf of the Trust, Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.4 and 2.5, and deliver such Trust Securities Certificates to the Property Trustee for authentication. Upon such delivery, the Property Trustee shall authenticate such Trust Securities Certificates and deliver such Trust Securities Certificates in authorized denominations upon the written order of the Trust, executed by an Administrator thereof, without further corporate action by the Depositor.

            SECTION 5.4. GLOBAL CAPITAL SECURITIES.

            (a) The Global Capital Securities Certificates issued under this Trust Agreement shall be registered in the name of Cede, as the nominee of the Clearing Agency and delivered to such custodian therefor, and such Global Capital Securities Certificate shall constitute a single Capital Security for all purposes of this Trust Agreement, and it shall initially bear a Restricted Capital Securities Legend.

            (b) Notwithstanding any other provision in this Trust Agreement, the Global Capital Security may not be exchanged in whole or in part for registered Capital Securities, and no transfer of the Global Capital Security in whole or in part may be registered, in the name of any Person other than the Clearing Agency for such Global Capital Security, Cede, or other nominee thereof unless:
(i) such Clearing Agency advises the Depositor and the Property Trustee in writing that such Clearing Agency is no longer willing or able to properly discharge its responsibilities as the Clearing Agency with respect to such Global Capital Security, and the Depositor is unable to locate a qualified successor within 90 days, (ii) at any time the Depositary ceases to be a Clearing Agency registered as such under the Exchange Act, or (iii) the Issuer Trust at its option advises the Depositary in writing that it elects to terminate the book-entry system through the Clearing Agency.

            (c) If the Global Capital Security is to be exchanged or canceled in whole, it shall be surrendered by or on behalf of the Clearing Agency or its nominee to the Securities Registrar for exchange or cancellation as provided in this Article V. If the Global Capital Security is to be exchanged or canceled in part, or if another Capital Security is to be exchanged in whole or in part for a beneficial interest in the Global Capital Security, then either: (i) the Global Capital Securities Certificate representing such Global Capital Security shall be so surrendered for exchange or cancellation as provided in this Article V, or (ii) the Liquidation Amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled or equal to the Liquidation Amount of such other Capital Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the Securities Register, whereupon the Property Trustee, in accordance with the Applicable Procedures, shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of the Global Capital Security by the Clearing Agency, accompanied by registration instructions, the Property Trustee shall, subject to Section 5.4(b) and as otherwise provided in this Article V, authenticate and deliver any Capital Securities or Restricted Capital Securities, as applicable and as instructed by the Administrators, issuable in exchange for such Global Capital Security (or any portion thereof) in accordance with the instructions of the Clearing Agency. The Property Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

            (d) Every Capital Security or Restricted Capital Security authenticated and delivered upon registration of, transfer of, or in exchange for or in lieu of, the Global Capital Security or any portion thereof, whether pursuant to this Article V or Article IV or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Capital Security, unless such Global Capital Security is registered in the name of a Person other than the Clearing Agency for such Global Capital Security or a nominee thereof.

            (e) The Clearing Agency or its nominee, as the registered owner of the Global Capital Security, shall be considered the Holder of the Capital Securities or the Restricted Capital Securities represented by the Global Capital Security for all purposes under this Trust Agreement and the Capital Securities, and owners of beneficial interests in the Global Capital Security shall hold such interests pursuant to the Applicable Procedures and, except as otherwise provided herein, shall not be entitled to have any of the individual Capital Securities or the Restricted Capital Securities represented by the Global Capital Security registered in their names, shall not receive nor be entitled to receive physical delivery of any such Capital Securities or the Restricted Capital Securities in definitive form and shall not be considered the Holders thereof under this Trust Agreement. Accordingly, any such owner's beneficial interest in the Global Capital Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Clearing Agency or its nominee. Neither the Property Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Clearing Agency.

            (f) The rights of owners of beneficial interests in the Global Capital Security shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such owners and the Clearing Agency.

            SECTION 5.5. REGISTRATION OF TRANSFER AND EXCHANGE GENERALLY; CERTAIN TRANSFERS AND EXCHANGES; CAPITAL SECURITIES CERTIFICATES; SECURITIES ACT LEGENDS.

            (a) The Property Trustee shall keep or cause to be kept at its Corporate Trust Office a register or registers (the "Securities Register") for the purpose of registering Capital Securities Certificates and Common Securities Certificates and transfers and exchanges of Capital Securities Certificates and Common Securities Certificates and acting as the registrar and transfer agent with respect to the Capital Securities Certificates and Common Securities Certificates (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, and shall provide for the registration of Capital Securities Certificates and Common Securities Certificates (subject to
Section 5.11 in the case of Common Securities Certificates) in the Securities Register. The Property Trustee is hereby appointed Securities Registrar. The Securities Registrar shall maintain stop transfer instructions in the Securities Register and as it otherwise deems appropriate to restrict the transfer of Restricted Capital Securities consistent with the terms of this Agreement.

            Upon surrender for registration of transfer of any Capital Securities Certificate at the offices or agencies of the Property Trustee designated for that purpose, the Administrators shall execute, and the Property Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Capital Securities Certificates of the same series of any authorized denominations of like tenor and aggregate principal amount and bearing such restrictive legends (including the Restricted Capital Securities Legend) as may be required by this Trust Agreement.

            At the option of the Holder, Capital Securities Certificates may be exchanged for other Capital Securities Certificates of any authorized denominations, of like tenor and aggregate Liquidation Amount and bearing such restrictive legends (including the Restricted Capital Securities Legend) as may be required by this Trust Agreement, upon surrender of the Capital Securities Certificates to be exchanged at such office or agency of the Property Trustee. Whenever any securities are so surrendered for exchange, the Administrators shall execute and the Property Trustee shall authenticate and deliver the Capital Securities Certificates that the Holder making the exchange is entitled to receive.

            All Capital Securities issued upon any transfer or exchange of Capital Securities shall be the valid obligations of the Issuer Trust, evidencing the same obligations, and entitled to the same benefits under this Trust Agreement, as the Capital Securities surrendered upon such transfer or exchange.

            Every Capital Securities Certificate presented or surrendered for transfer or exchange shall (if so required by the Property Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee and the Securities Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

            No service charge shall be made to a Holder for any transfer or exchange of Capital Securities Certificates, but the Property Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Capital Securities Certificates.

            Neither the Issuer Trust nor the Property Trustee shall be required, pursuant to the provisions of this Section: (i) to issue, register the transfer of, or exchange any Capital Securities Certificates during a period beginning 15 Business Days before the day of selection for redemption of Capital Securities pursuant to Article IV and ending at the close of business on the day of mailing of the notice of redemption, or (ii) to register the transfer of or exchange any Capital Security so selected for redemption in whole or in part, except, in the case of any such Capital Security to be redeemed in part, any portion thereof not to be redeemed.

            (b) Certain Transfers and Exchanges. Notwithstanding any other provision of this Trust Agreement, transfers and exchanges of Capital Securities and beneficial interests in a Global Capital Security shall be made only in accordance with this Section 5.5(b).

                  (i) Non-Global Restricted Capital Security to Global Capital
            Security. If the Holder of a Restricted Capital Security (other than the Global Capital Security) wishes at any time to transfer all or any portion of such Restricted Capital Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Global Capital Security, such transfer may be effected only in accordance with the provisions of this clause (b)(i) and subject to the Applicable Procedures. Upon receipt by the Securities Registrar of (A) such Restricted Capital Security as provided in
            Section 5.5(a) and instructions satisfactory to the Securities Registrar directing that a beneficial interest in the Global Capital Security in a specified Liquidation Amount not greater than the Liquidation Amount of such Restricted Capital Security to be credited to a specified Clearing Agency Participant's account, and
            (B) a Restricted Securities Certificate duly executed for transfer by such Holder or such Holder's attorney duly authorized in writing, then the Securities Registrar shall cancel such Restricted Capital Security (and issue a new Restricted Capital Security in respect of any untransferred portion thereof) as provided in Section 5.5(a) and increase the aggregate Liquidation Amount of the Global Capital Security by the specified Liquidation Amount as provided in Section 5.4(c).

                  (ii) Non-Global Capital Security to Non-Global Capital
            Security. A Capital Security that is not a Global Capital Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Capital Security that is not a Global Capital Security as provided in Section 5.5(a), provided that if the Capital Security to be transferred in whole or in part is a Restricted Capital Security, the Securities Registrar shall have received a Restricted Securities Certificate duly executed by the transferor Holder or such Holder's attorney duly authorized in writing and the Securities Registrar shall only be required to register the transfer of such Restricted Securities Certificate upon direction from the Depositor that such transfer is permissible.

                  (iii) Exchanges Between Global Capital Security and Non-Global
            Capital Security. A beneficial interest in the Global Capital Security may be exchanged for a Capital Security that is not a Global Capital Security only as provided in Section 5.4.

                  (iv) Certain Initial Transfers of Non-Global Capital
            Securities. In the case of Capital Securities initially issued other than in global form, an initial transfer or exchange of such Capital Securities that does not involve any change in beneficial ownership may be made to an institutional accredited investor or investors as if such transfer or exchange were not an initial transfer or exchange; provided that written certification shall be provided by the transferee and transferor of such Capital Securities to the Securities Registrar that such transfer or exchange does not involve a change in beneficial ownership.

                  (v) Limitations Relating to Principal Amount. Notwithstanding
            any other provision of this Trust Agreement and unless otherwise specified as permitted by this Trust Agreement, Capital Securities or portions thereof may be transferred or exchanged only in principal amounts of not less than $1,000.00. Any transfer, exchange or other disposition of Capital Securities in contravention of this Section 5.5(b)(v) shall be deemed to be void and of no legal effect whatsoever, any such transferee shall be deemed not to be the Holder or Owner of any beneficial interest in such Capital Securities for any purpose, including but not limited to the receipt of Distributions payable on such Capital Securities, such transferee shall be deemed to have no interest whatsoever in such Capital Securities, and the Securities Registrar shall not record any such transfer in the Securities Register.

            (c) Restricted Securities Legend. Except as set forth below, all Capital Securities shall bear a Restricted Capital Securities Legend:

                  (i) subject to the following Clauses of this Section 5.5(c), a
            Capital Security or any portion thereof that is exchanged, upon transfer or otherwise, for a Global Capital Security or any portion thereof shall bear the Restricted Capital Securities Legend while represented thereby;

                  (ii) subject to the following Clauses of this Section 5.5(c), a new Capital Security which is not a Global Capital Security and is issued in exchange for another Capital Security (including a Global Capital Security) or any portion thereof, upon transfer or otherwise, shall, if such new Capital Security is required to be issued in the form of a Restricted Capital Security, bear a Restricted Capital Securities Legend;

                  (iii) a new Capital Security (other than a Global Capital
            Security) that does not bear a Restricted Capital Securities Legend may be issued in exchange for or in lieu of a Restricted Capital Security or any portion thereof that bears such a legend if, in the Depositor's judgment, placing such a legend upon such new Capital Security is not necessary to ensure compliance with the requirements of the Securities Act and is permissible under Commission Rule 144(k), and the Property Trustee, at the written direction of the Administrator of the Issuer Trust in the form of an Officers' Certificate, shall authenticate and deliver such new Capital Security as provided in this Article V;

                  (iv) notwithstanding the foregoing provisions of this Section
            5.5(c), a Successor Capital Security of a Capital Security that does not bear a Restricted Capital Securities Legend shall not bear such form of legend, unless the Depositor has reasonable cause to believe that such Successor Capital Security is a "restricted security" within the meaning of Rule 144 under the Securities Act, in which case the Property Trustee, at the written direction of any Administrator of the Issuer Trust in the form of an Officers' Certificate, shall authenticate and deliver a new Capital Security bearing a Restricted Capital Securities Legend in exchange for such Successor Capital Security as provided in this Article V; and

                  (v) Junior Subordinated Debentures distributed to a Holder of
            Capital Securities upon dissolution of the Issuer Trust shall bear a Restricted Capital Securities Legend, if the Capital Securities bear a similar legend, absent instructions from the Depositor that such legend can be removed consistent with the requirements of the Securities Act, and Commission Rule 144 thereunder.

            SECTION 5.6. MUTILATED, DESTROYED, LOST OR STOLEN TRUST SECURITIES CERTIFICATES.

            If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrators such security, indemnity and/or other assurance as may be required by them, in their discretion, to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrators, or any one of them, on behalf of the Issuer Trust shall execute and make available for delivery, and the Property Trustee shall authenticate, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrators or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section 5.6 shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Issuer Trust corresponding to that evidenced by the lost, stolen or destroyed Trust Securities Certificate, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

            SECTION 5.7. PERSONS DEEMED HOLDERS.

            The Issuer Trustees and the Securities Registrar shall treat each Person in whose name any Trust Securities Certificate shall be registered in the Securities Register are issued as the sole owner of such Trust Securities for the purpose of receiving Distributions and for all other purposes whatsoever, and none of the Issuer Trustees, the Administrators or the Securities Registrar shall be bound by any notice to the contrary.

            SECTION 5.8. ACCESS TO LIST OF HOLDERS' NAMES AND ADDRESSES.

            Each Holder and each Owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee, or the Administrators accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

            SECTION 5.9. MAINTENANCE OF OFFICE OR AGENCY.

            The Property Trustee shall designate, with the consent of the Administrators, which consent shall not be unreasonably withheld, an office or offices or agency or agencies where Capital Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer Trustees in respect of the Trust Securities Certificates may be served. The Property Trustee initially designates its Corporate Trust Office as its corporate trust office for such purposes. The Property Trustee shall give prompt written notice to the Depositor, the Administrators and to the Holders of any change in the location of the Securities Register or any such office or agency.

            SECTION 5.10. APPOINTMENT OF PAYING AGENT.

            The Paying Agent shall make Distributions to Holders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee, the Administrators and the Depositor. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account solely for the purpose of making the Distributions referred to above. The Property Trustee may revoke such power and remove any Paying Agent in its sole discretion. The Paying Agent shall initially be the Property Trustee. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrators and the Property Trustee. In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Property Trustee shall appoint a successor (which shall be a bank or trust company) that is reasonably acceptable to the Administrators to act as Paying Agent. Such successor Paying Agent or any additional Paying Agent appointed by the Administrators shall execute and deliver to the Issuer Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Issuer Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.1, 8.3 and 8.6 herein shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent chosen by the Property Trustee, unless the context requires otherwise.

            SECTION 5.11. OWNERSHIP OF COMMON SECURITIES BY DEPOSITOR.

            At Closing, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. Neither the Depositor nor any successor Holder of the Common Securities may transfer less than all the Common Securities, and the Depositor or any such successor Holder may transfer the Common Securities only (i) in connection with a consolidation or merger of the Depositor into another Person or any conveyance, transfer or lease by the Depositor of its properties and assets substantially as an entirety to any Person, pursuant to Section 8.1 of the Indenture, or (ii) to an Affiliate of the Depositor in compliance with applicable law (including the Securities Act and applicable state securities and blue sky laws); provided that any such transfer shall be subject to the condition that the transferor shall have obtained (A) either a ruling from the Internal Revenue Service or an unqualified written Opinion of Counsel by a firm experienced in such matters addressed to the Issuer Trust and delivered to the Issuer Trustees to the effect that such transfer will not (1) cause the Issuer Trust to be treated as issuing a class of interests in the Issuer Trust differing from the class of interests represented by the Common Securities originally issued to the Depositor, (2) result in the Issuer Trust acquiring or disposing of, or being deemed to have acquired or disposed of, an asset, or (3) result in or cause the Issuer Trust to be treated as anything other than a grantor trust for United States Federal income tax purposes and (B) an unqualified written Opinion of Counsel by a firm experienced in such matters addressed to the Issuer Trust and delivered to the Issuer Trustees to the effect that such transfer will not cause the Issuer Trust to be an "investment company" or controlled by an "investment company" that is required to be registered under the Investment Company Act. To the fullest extent permitted by law, any attempted transfer of the Common Securities, other than as set forth in the immediately preceding sentence, shall be void. The Administrators shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH APPLICABLE LAW AND SECTION 5.11 OF THE TRUST AGREEMENT."

            SECTION 5.12. NOTICES TO CLEARING AGENCY.

            To the extent that a notice or other communication to the Holders is required under this Trust Agreement, with respect to Capital Securities represented by Global Capital Securities Certificates, the Administrators and the Issuer Trustees shall give all such notices and communications specified herein to be given to the Clearing Agency, and shall have no obligations to give such notice or other communication to the Owners.

            SECTION 5.13. RIGHTS OF HOLDERS.

            (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.10, and the Holders shall not have any right or title therein other than the undivided beneficial ownership interest in the assets of the Issuer Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Issuer Trust, except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights, and when issued and delivered to Holders against payment of the purchase price therefor, as provided herein, will be fully paid and nonassessable by the Issuer Trust. The Holders of the Trust Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

            (b) For so long as any Capital Securities remain Outstanding, if, upon a Debenture Event of Default, the Indenture Trustee fails or the holders of not less than 25% in principal amount of the outstanding Junior Subordinated Debentures fail to declare the principal of all of the Junior Subordinated Debentures to be immediately due and payable, the Holders of at least 25% in Liquidation Amount of the Capital Securities then Outstanding shall have such right to make such declaration by a notice in writing to the Property Trustee, the Depositor and the Indenture Trustee.

            At any time after such a declaration of acceleration with respect to the Junior Subordinated Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as provided in the Indenture, the Holders of a Majority in Liquidation Amount of the Capital Securities, by written notice to the Property Trustee, the Depositor and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Depositor has paid or deposited with the Indenture Trustee a sum sufficient to pay

                        (A) all overdue installments of interest on all of the
            Junior Subordinated Debentures,

                        (B) any accrued Additional Interest on all of the Junior
            Subordinated Debentures,

                        (C) the principal of (and premium, if any, on) any
            Junior Subordinated Debentures which have become due otherwise than by such declaration of acceleration and interest and any Additional Interest thereon at the rate borne by the Junior Subordinated Debentures, and

                        (D) all sums paid or advanced by the Indenture Trustee
            under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and the Property Trustee, their agents and counsel; and

                  (ii) all Events of Default with respect to the Junior Subordinated Debentures, other than the non-payment of the principal of the Junior Subordinated Debentures that has become due solely by such acceleration, have been cured or waived as provided in Section 5.13 of the Indenture.

            If the Property Trustee fails to annul any such declaration and waive such default, the Holders of at least a Majority in Liquidation Amount of the Capital Securities shall also have the right to rescind and annul such declaration and its consequences by written notice to the Depositor, the Property Trustee and the Indenture Trustee, subject to the satisfaction of the conditions set forth in clauses (i) and (ii) of this Section 5.13(b).

            The Holders of at least a Majority in Liquidation Amount of the Capital Securities may, on behalf of the Holders of all the Capital Securities, waive any past default under the Indenture, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. No such rescission shall affect any subsequent default or impair any right consequent thereon.

            Upon receipt by the Property Trustee of written notice declaring such an acceleration, or rescission and annulment thereof, by Holders of the Capital Securities, all or part of which is represented by the Global Capital Securities Certificate, a record date shall be established for determining Holders of Outstanding Capital Securities entitled to join in such notice, which record date shall be at the close of business on the day the Property Trustee receives such notice. The Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to join in such notice, whether or not such Holders remain Holders after such record date; provided that, unless such declaration of acceleration, or rescission and annulment, as the case may be, shall have become effective by virtue of the requisite percentage having joined in such notice prior to the day which is 90 days after such record date, such notice of declaration of acceleration, or rescission and annulment, as the case may be, shall automatically and without further action by any Holder be canceled and of no further effect. Nothing in this paragraph shall prevent a Holder, or a proxy of a Holder, from giving, after expiration of such 90-day period, a new written notice of declaration of acceleration, or rescission and annulment thereof, as the case may be, that is identical to a written notice which has been canceled pursuant to the proviso to the preceding sentence, in which event a new record date shall be established pursuant to the provisions of this Section 5.13(b).

            (c) For so long as any Capital Securities remain Outstanding, to the fullest extent permitted by law and subject to the terms of this Trust Agreement and the Indenture, upon a Debenture Event of Default specified in Section 5.1(1) or 5.1(2) of the Indenture, any Holder of Capital Securities shall have the right to institute a proceeding directly against the Depositor, pursuant to
Section 5.8 of the Indenture, for enforcement of payment to such Holder of the principal amount of or interest on Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such Holder (a "Direct Action"). Except as set forth in Sections 5.13(b) and 5.13(c), the Holders of Capital Securities shall have no right to exercise directly any right or remedy available to the holders of, or in respect of, the Junior Subordinated Debentures.

                                   ARTICLE VI

                        ACTS OF HOLDERS; MEETINGS; VOTING

            SECTION 6.1. LIMITATIONS ON HOLDERS' VOTING RIGHTS.

            (a) Except as provided in this Trust Agreement and in the Indenture and as otherwise required by law, no Holder of Capital Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Issuer Trust or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Trust Securities Certificates be construed so as to constitute the Holders from time to time as members of an association.

            (b) So long as any Junior Subordinated Debentures are held by the Property Trustee on behalf of the Issuer Trust, the Property Trustee shall not
(i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or execute any trust or power conferred on the Property Trustee with respect to such Junior

Subordinated Debentures, (ii) waive any past default that may be waived under
Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities, provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Capital Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Holders of Capital Securities, except by a subsequent vote of the Holders of Capital Securities. The Property Trustee shall notify all Holders of the Capital Securities of any notice of default received with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the Holders of the Capital Securities, prior to taking any of the foregoing actions, the Property Trustee shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that such action will not cause the Issuer Trust to be taxable other than as a grantor trust for United States Federal income tax purposes.

            (c) If any proposed amendment to the Trust Agreement provides for, or the Issuer Trust otherwise proposes to effect, (i) any action that would adversely affect in any material respect the interests, powers, preferences or special rights of the Capital Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Issuer Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Trust Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Amount of the Capital Securities. Notwithstanding any other provision of this Trust Agreement, no amendment to this Trust Agreement may be made if, as a result of such amendment, it would cause the Issuer Trust to be taxable other than as a grantor trust for United States Federal income tax purposes.

            SECTION 6.2. NOTICE OF MEETINGS.

            Notice of all meetings of the Holders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to
Section 10.8 to each Holder of record, at his registered address, at least 15 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

            SECTION 6.3. MEETINGS OF HOLDERS.

            No annual meeting of Holders is required to be held. The Property Trustee, however, shall call a meeting of Holders to vote on any matter upon the written request of the Holders of record of 25% of the aggregate Liquidation Amount of the Capital Securities and the Administrators or the Property Trustee may, at any time in their discretion, call a meeting of Holders of Capital Securities to vote on any matters as to which Holders are entitled to vote.

            Holders of at least a Majority in Liquidation Amount of the Capital Securities, present in person or represented by proxy, shall constitute a quorum at any meeting of Holders of the Capital Securities.

            If a quorum is present at a meeting, an affirmative vote by the Holders of record present, in person or by proxy, holding Capital Securities representing at least a Majority in Liquidation Amount of the Capital Securities held by the Holders present, either in person or by proxy, at such meeting shall constitute the action of the Holders of Capital Securities, unless this Trust Agreement requires a greater number of affirmative votes.

            SECTION 6.4. VOTING RIGHTS.

            Holders shall be entitled to one vote for each $1,000.00 of Liquidation Amount represented by their Outstanding Trust Securities in respect of any matter as to which such Holders are entitled to vote.

            SECTION 6.5. PROXIES, ETC.

            At any meeting of Holders, any Holder entitled to vote at such meeting may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Property Trustee, or with such other officer or agent of the Issuer Trust as the Property Trustee may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Holders of record shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Holder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

            SECTION 6.6. HOLDER ACTION BY WRITTEN CONSENT.

            Any action that may be taken by Holders at a meeting may be taken without a meeting and without prior notice if Holders holding at least a Majority in Liquidation Amount of all Trust Securities entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any other provision of this Trust Agreement) shall consent to the action in writing.

      SECTION 6.7. RECORD DATE FOR VOTING AND OTHER PURPOSES.

      For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrators or Property Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or the payment of a Distribution or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

      SECTION 6.8. ACTS OF HOLDERS.

      Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Property Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.1) conclusive in favor of the Issuer Trustees, if made in the manner provided in this Section.

      The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Issuer Trustee or Administrator receiving the same deems sufficient.

      The ownership of Trust Securities shall be proved by the Securities Register.

      Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Issuer Trustees, the Administrators or the Issuer Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

      Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

      If any dispute shall arise among the Holders, the Administrators or the Issuer Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Issuer Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

      SECTION 6.9. INSPECTION OF RECORDS.

      Upon reasonable notice to the Administrators and the Property Trustee, the records of the Issuer Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder's interest as a Holder.

                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

      SECTION 7.1. REPRESENTATIONS AND WARRANTIES OF THE PROPERTY TRUSTEE AND THE DELAWARE TRUSTEE.

      The Property Trustee and the Delaware Trustee, each severally on behalf of and as to itself, hereby represents and warrants for the benefit of the Depositor and the Holders that:

      (a) The Property Trustee is a banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of Delaware with the trust powers and authority to execute and deliver, and to carry out and perform its obligations under the terms of this Trust Agreement.

      (b) The execution, delivery and performance by the Property Trustee of this Trust Agreement have been duly authorized by all necessary corporate action on the part of the Property Trustee; and this Trust Agreement has been duly executed and delivered by the Property Trustee, and constitutes a legal, valid and binding obligation of the Property Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, moratorium, insolvency, and other similar laws affecting creditors' rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

      (c) The execution, delivery and performance of this Trust Agreement by the Property Trustee: (i) do not conflict with or constitute a breach of the certificate of incorporation or by-laws of the Property Trustee; (ii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any of the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking and trust powers of the Property Trustee or any order, judgment or decree applicable to the Property Trustee.

      (d) No consent, approval or authorization of, or registration with or notice to, any state or federal banking authority is required for the execution, delivery or performance by the Property Trustee, of this Trust Agreement.

      (e) The Delaware Trustee is duly organized, validly existing and in good standing under the laws of the State of Delaware, with the trust powers and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Trust Agreement.

      (f) The execution, delivery and performance by the Delaware Trustee of this Trust Agreement have been duly authorized by all necessary corporate action on the part of the Delaware Trustee; and this Trust Agreement has been duly executed and delivered by the Delaware Trustee, and constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, receivership, conservatorship, moratorium, insolvency, and other similar laws affecting creditors' right generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

      (g) The execution, delivery and performance of this Trust Agreement by the Delaware Trustee: (i) do not conflict with or constitute a breach of the certificate of incorporation or by-laws of the Delaware Trustee; (ii) will not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any of the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Delaware Trustee is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking and trust powers of the Delaware Trustee or any order, judgment or decree applicable tot eh Delaware Trustee.

      (h) No consent, approval or authorization of, or registration with or notice to any state or Federal banking authority is required for the execution, delivery or performance by the Delaware Trustee, of this Trust Agreement.

      (i) The Delaware Trustee is an entity that has its principal place of business in the State of Delaware.

      SECTION 7.2. REPRESENTATIONS AND WARRANTIES OF DEPOSITOR.

      The Depositor hereby represents and warrants for the benefit of the Holders that:

      (a) The Trust Securities Certificates issued at Closing on behalf of the Issuer Trust have been duly authorized and will have been duly and validly executed, and, subject to payment therefor, issued and delivered by the Issuer Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement, and the Holders will be, as of each such date, entitled to the benefits of this Trust Agreement; and

      (b) There are no taxes, fees or other governmental charges payable by the Issuer Trust (or the Issuer Trustees on behalf of the Issuer Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by either the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

                                  ARTICLE VIII

                     THE ISSUER TRUSTEES; THE ADMINISTRATORS

      SECTION 8.1. CERTAIN DUTIES AND RESPONSIBILITIES.

      (a) The duties and responsibilities of the Issuer Trustees and the Administrators shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Issuer Trustees or the Administrators to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Issuer Trustees or the Administrators shall be subject to the provisions of this Section. Nothing in this Trust Agreement shall be construed to release an Administrator or an Issuer Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct. To the extent that, at law or in equity, an Issuer Trustee or Administrator has duties and liabilities relating to the Issuer Trust or to the Holders, such Issuer Trustee or Administrator shall not be liable to the Issuer Trust or to any Holder for such Issuer Trustee's or Administrator's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Issuer Trustees and Administrators otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Issuer Trustees and Administrators.

      (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that neither the Issuer Trustees nor the Administrators are personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 8.1(b) does not limit the liability of the Issuer Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

      (c) The Property Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10), and no implied covenants shall be read into this Trust Agreement against the Property Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 5.13 of the Indenture), the Property Trustee shall enforce this Trust Agreement for the benefit of the Holders and shall exercise such of the rights and powers vested in it by this Trust Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (d) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                  (A) the duties and obligations of the Property Trustee shall be determined solely by the express provisions of this Trust Agreement (including pursuant to Section 10.10), and the Property Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Trust Agreement (including pursuant to Section 10.10); and

                  (B) in the absence of bad faith on the part of the Property
            Trustee, the Property Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Property Trustee and conforming to the requirements of this Trust Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Property Trustee, the Property Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Trust Agreement;

            (ii) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

            (iii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

            (iv) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Junior Subordinated Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

            (v) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor; and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.1 and except to the extent otherwise required by law;

            (vi) the Property Trustee shall not be responsible for monitoring the compliance by the Administrators or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the default or misconduct of any other Issuer Trustee, the Administrators or the Depositor; and

            (vii) no provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Property Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Trust Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

      (e) The Administrators shall not be responsible for monitoring the compliance by the Issuer Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall any Administrator be liable for the default or misconduct of any other Administrator, the Issuer Trustees or the Depositor.

      SECTION 8.2. CERTAIN NOTICES.

      (a) Within 15 Business Days after the occurrence of any Event of Default actually known to the Property Trustee or a Responsible Officer of the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such Event of Default to the Holders and the Administrators, unless such Event of Default shall have been cured or waived.

      (b) Within five Business Days after the receipt of notice of the Depositor's exercise of its right to defer the payment of interest on the Junior Subordinated Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders and the Administrators, unless such exercise shall have been revoked.

      SECTION 8.3. CERTAIN RIGHTS OF PROPERTY TRUSTEE.

      Subject to the provisions of Section 8.1:

      (a) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) any direction or act of the Depositor contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

      (c) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any re-recording, refiling or re-registration thereof;

      (d) the Property Trustee may consult with counsel of its own choosing (which counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees) and the written advice of such counsel shall be protection and the Property Trustee shall incur no personal liability in respect of any action taken suffered or omitted by it hereunder in good faith and in reliance thereon and in accordance with such advice; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

      (e) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided that nothing contained in this Section 8.3(e) shall be taken to relieve the Property Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Trust Agreement;

      (f) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by one or more Holders, but the

Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

      (g) the Property Trustee may execute any of the trusts or powers hereunder or perform any of its duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

      (h) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Property Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (iii) shall be fully protected in acting in accordance with such instructions; and

      (i) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement.

      No provision of this Trust Agreement shall be deemed to impose any duty or obligation on any Issuer Trustee or Administrator to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to any Issuer Trustee or Administrator shall be construed to be a duty.

      SECTION 8.4. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

      The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Issuer Trust, and neither the Issuer Trustees nor the Administrators assume any responsibility for their correctness. The Issuer Trustees and the Administrators shall not be accountable for the use or application by the Depositor of the proceeds of the Junior Subordinated Debentures.

      SECTION 8.5. MAY HOLD SECURITIES.

      The Depositor, the Administrators, any Issuer Trustee or any other agent of any Issuer Trustee or the Issuer Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and, subject to Sections 5.5(c), 8.8 and 8.13 and except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Issuer Trust with the same rights it would have if it were not the Depositor, an Administrator, Issuer Trustee or such other agent.

      SECTION 8.6. COMPENSATION; INDEMNITY; FEES.

      The Depositor agrees:

      (a) to pay to the Issuer Trustees from time to time such reasonable compensation for all services rendered by them hereunder as may be agreed upon by the Depositor and the Issuer Trustees from time to time (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

      (b) to reimburse the Issuer Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Issuer Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence, bad faith or willful misconduct; and

      (c) to the fullest extent permitted by applicable law, to indemnify and hold harmless (i) each Issuer Trustee, (ii) each Administrator, (iii) any Affiliate of any Issuer Trustee, (iv) any officer, director, shareholder, employee, representative or agent of any Issuer Trustee, and (v) any employee or agent of the Issuer Trust, (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person arising out of or in connection with the creation, operation or dissolution of the Issuer Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Issuer Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence, bad faith or willful misconduct with respect to such acts or omissions.

      The provisions of this Section 8.6 shall survive the termination of this Trust Agreement and the resignation or removal of the Indemnified Persons.

      No Issuer Trustee may claim any Lien on any Trust Property as a result of any amount due pursuant to this Section 8.6.

      The Depositor, any Administrator and any Issuer Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Issuer Trust, and the Issuer Trust and the Holders of Trust Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Issuer Trust, shall not be deemed wrongful or improper. Neither the Depositor, any Administrator, nor any Issuer Trustee shall be obligated to present any particular investment or other opportunity to the Issuer Trust even if such opportunity is of a character that, if presented to the Issuer Trust, could be taken by the Issuer Trust, and the Depositor, any Administrator or any Issuer Trustee shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Issuer Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

      SECTION 8.7. CORPORATE PROPERTY TRUSTEE REQUIRED; ELIGIBILITY OF TRUSTEES AND ADMINISTRATORS.

      (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is a national or state chartered bank and eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $100,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this
Article VIII. At the time of appointment, the Property Trustee must have securities rated in one of the three highest rating categories by a nationally recognized statistical rating organization.

      (b) There shall at all times be one or more Administrators hereunder. Each Administrator shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity. An employee, officer or Affiliate of the Depositor may serve as an Administrator.

      (c) There shall at all times be a Delaware Trustee. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

      SECTION 8.8. CONFLICTING INTERESTS.

      (a) If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

      (b) The Guarantee and the Indenture shall be deemed to be sufficiently described in this Trust Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.

      SECTION 8.9. CO-TRUSTEES AND SEPARATE TRUSTEE.

      Unless and until a Debenture Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Holder of the Common Securities and the Administrators shall have power to appoint one or more Persons either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee shall have the power with the consent of the Holders to appoint such a co-trustee or separate trustee, and upon the written request of the Property Trustee, the Depositor and the Administrators shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint such co-trustee or separate trustee. Any co-trustee or separate trustee appointed pursuant to this Section shall either be (i) a natural person who is at least 21 years of age and a resident of the United States or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

      Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Depositor.

      Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

      (a) The Trust Securities shall be executed by one or more Administrators, and the Trust Securities shall be authenticated and delivered by the Property Trustee and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Property Trustee specified hereunder, shall be exercised, solely by the Property Trustee and not by such co-trustee or separate trustee.

      (b) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

      (c) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case a Debenture Event of

Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 8.9.

      (d) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

      (e) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

      (f) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

      SECTION 8.10. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

      (a) No resignation or removal of any Issuer Trustee (the "Relevant Trustee") and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee in accordance with the applicable requirements of Section 8.11.

      (b) Subject to the immediately preceding paragraph, a Relevant Trustee may resign at any time by giving written notice thereof to the Holders and the Depositors. The Holder of the Common Securities shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements of
Section 8.7 such Persons' expenses and charges to serve as the successor trustee on a form provided by the Administrators, and selecting the Person who agrees to the lowest expenses and charges. If the instrument of acceptance by the successor trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 60 days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Issuer Trust, any court of the State of Delaware for the appointment of a successor Relevant Trustee.

      (c) Subject to Section 8.10(a), the Property Trustee or the Delaware Trustee may be removed at any time (i) for cause (including upon the occurrence of an Event of Default described in subparagraph (5) of the definition thereof with respect to the Relevant Trustee) by the Holder of the Common Securities, or
(ii) if a Debenture Event of Default shall have occurred and be continuing at any time, by Act of the Holders of at least a Majority in Liquidation Amount of the Capital Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Issuer Trust).

      (d) If a Relevant Trustee shall be removed or become incapable of acting as Issuer Trustee, or if any vacancy shall occur in the office of any Issuer Trustee for any cause, the Holder of the Common Securities shall promptly appoint a successor Relevant Trustee or

Trustees, and such successor Issuer Trustee shall comply with the applicable requirements of Section 8.11, provided, however, if a Debenture Event of Default shall have occurred and be continuing at such time, the Holders of the Capital Securities, by Act of the Holders of record of not less than 25% in aggregate Liquidation Amount of the Capital Securities then Outstanding delivered to such Relevant Trustee, shall appoint such successor trustee. If no successor trustee shall have been so appointed by the Holder of the Common Securities or the Holders of the Capital Securities, as applicable, or shall not have accepted appointment in the manner required by Section 8.11 hereof, any Holder, on behalf of himself and all others similarly situated, or any other Issuer Trustee, may petition any court in the State of Delaware for the appointment of a successor trustee.

      (e) The Property Trustee shall give notice of each resignation and each removal of a Relevant Trustee and each appointment of a successor trustee to all Holders in the manner provided in Section 10.8 and shall give notice to the Depositor and to the Administrators. Each notice shall include the name of the Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

      (f) Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Delaware Trustee who is a natural person dies or becomes, in the opinion of the Holder of the Common Securities, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the Property Trustee following the procedures regarding expenses and charges set forth above (with the successor in each case being a Person who satisfies the eligibility requirements for the Delaware Trustee, as the case may be, set forth in Section 8.7).

      SECTION 8.11. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

      In case of the appointment hereunder of a successor Relevant Trustee, the retiring Relevant Trustee and each such successor Relevant Trustee (if requested by the Depositor) with respect to the Trust Securities shall execute, acknowledge and deliver an amendment hereto wherein each successor Relevant Trustee shall accept such appointment and which (a) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Issuer Trust, and (b) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the Issuer Trust by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustee a co-trustee, and upon the execution and delivery of such amendment, the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on request of the Issuer Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Issuer Trust.

      Upon request of any such successor Relevant Trustee, the Issuer Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the preceding paragraph.

      No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article VIII.

      SECTION 8.12. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

      Any Person into which the Property Trustee or the Delaware Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

      SECTION 8.13. PREFERENTIAL COLLECTION OF CLAIMS AGAINST DEPOSITOR OR ISSUER TRUST.

      If and when the Property Trustee shall be or become a creditor of the Depositor (or any other obligor upon the Trust Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor (or any such other obligor).

      SECTION 8.14. TRUSTEE MAY FILE PROOFS OF CLAIM.

      In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Issuer Trust or any other obligor upon the Trust Securities or the property of the Issuer Trust or of such other obligor, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Issuer Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

      (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

      (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Holders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel, and any other amounts due the Property Trustee.

      Nothing contained herein shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or compensation affecting the Trust Securities or the rights of any Holder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 8.15. REPORTS BY PROPERTY TRUSTEE.

      (a) Not later than January 31 of each year commencing with January 31, 2006, the Property Trustee shall transmit to all Holders in accordance with
Section 10.8, and to the Depositor, a brief report dated as of the immediately preceding December 31 with respect to:

            (i) its eligibility under Section 8.7 or, in lieu thereof, if to the best of its knowledge it has continued to be eligible under said Section, a written statement to such effect; and

            (ii) any change in the property and funds in its possession as Property Trustee since the date of its last report and any action taken by the Property Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Trust Securities.

      (b) In addition the Property Trustee shall transmit to Holders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

      (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with the Depositor.

      SECTION 8.16. REPORTS TO THE PROPERTY TRUSTEE.

      The Depositor and the Administrators on behalf of the Issuer Trust shall provide to the Property Trustee such documents, reports and information as required or specified by Section 314 of the Trust Indenture Act (if any and to the extent applicable) and the compliance certificate required or specified by
Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times set forth in Section 314 of the Trust Indenture Act. The Depositor and the Administrators shall annually file with the Property Trustee a certificate specifying whether such Person is in compliance with all the terms and covenants applicable to such Person hereunder.

      SECTION 8.17. EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

      Each of the Depositor and the Administrators on behalf of the Issuer Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

      SECTION 8.18. NUMBER OF ISSUER TRUSTEES.

      (a) The number of Issuer Trustees shall be two; provided, however, the Property Trustee and the Delaware Trustee may be the same Person, in which case, the number of Issuer Trustees may be one.

      (b) If an Issuer Trustee ceases to hold office for any reason, a vacancy shall occur. The vacancy shall be filled with an Issuer Trustee appointed in accordance with Section 8.10.

      (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of an Issuer Trustee shall not operate to dissolve, terminate or annul the Issuer Trust or terminate this Trust Agreement.

      SECTION 8.19. DELEGATION OF POWER.

      (a) Any Administrator may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.8(a) or making any governmental filing; and

      (b) The Administrators shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Issuer Trust or the names of the Administrators or otherwise as the Administrators may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of this Trust Agreement.

      SECTION 8.20. APPOINTMENT OF ADMINISTRATORS.

      (a) The Administrators shall be appointed by the Holder of the Common Securities and may be removed by the Holder of the Common Securities or may resign at any time. Upon any resignation or removal, the Holder of the Common Securities shall appoint a successor Administrator. Each Administrator shall execute this Trust Agreement thereby agreeing to comply with, and be legally bound by, all of the terms, conditions and provisions of this Trust Agreement. If at any time there is no Administrator, the Property Trustee or any Holder who has been a Holder of Trust Securities for at least six months may petition any court of competent jurisdiction for the appointment of one or more Administrators.

      (b) Whenever a vacancy in the number of Administrators shall occur, until such vacancy is filled by the appointment of an Administrator in accordance with this Section 8.20, the Administrators in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrators and shall discharge all the duties imposed upon the Administrators by this Trust Agreement.

      (c) Notwithstanding the foregoing, or any other provision of this Trust Agreement, in the event any Administrator who is a natural person dies or becomes, in the opinion of the Holder of the Common Securities, incompetent, or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by the Holder of the Common Securities (with the successor being a Person who satisfies the eligibility requirement for Administrators, as the case may be, set forth in Section 8.7).

      Except as otherwise provided in this Trust Agreement, or by applicable law, any one Administrator may execute any document or otherwise take any action that the Administrators are authorized to take under this Trust Agreement.

                                   ARTICLE IX

                       DISSOLUTION, LIQUIDATION AND MERGER

      SECTION 9.1. DISSOLUTION UPON EXPIRATION DATE.

      Unless earlier dissolved, the Issuer Trust shall automatically dissolve on December 31, 2036 (the "Expiration Date"), and thereafter the Trust Property shall be distributed in accordance with Section 9.4.

      SECTION 9.2. EARLY DISSOLUTION.

      The first to occur of any of the following events is an "Early Termination Event," upon the occurrence of which the Issuer Trust shall dissolve:

      (a) the occurrence of the appointment of a receiver or other similar official in any liquidation, insolvency or similar proceeding with respect to the Depositor or all or substantially all of its property, or entry by a court or other governmental agency of a decree or order and such decree or order shall remain unstayed and undischarged for a period of 60 days, unless the Depositor shall transfer the Common Securities as provided by Section 5.11, in which case this provision shall refer instead to any such successor Holder of the Common Securities;

      (b) the written direction to the Property Trustee from the Holder of the Common Securities at any time to dissolve the Issuer Trust and, after paying or making reasonable provision to pay all charges and obligations of the Issuer Trust in accordance with Section 3808(e) of the Delaware Statutory Trust Act, to distribute the Junior Subordinated Debentures to Holders in exchange for the Trust Securities (which direction, subject to Section 9.4(a), is optional and wholly within the discretion of the Holder of the Common Securities);

      (c) the repayment of all of the Capital Securities in connection with the repayment at maturity or redemption of all the Junior Subordinated Debentures; and

      (d) the entry of an order for dissolution of the Issuer Trust by a court of competent jurisdiction.

      SECTION 9.3. TERMINATION.

      As soon as is practicable after the occurrence of an event referred to in
Section 9.1 or 9.2, and upon the completion of the winding-up and liquidation of the Issuer Trust, the Administrators and the Issuer Trustees (each of whom is hereby authorized to take such action) shall file a certificate of cancellation with the Secretary of State of the State of Delaware terminating the Issuer Trust and, upon such filing, the respective obligations and responsibilities of the Issuer Trustees, the Administrators and the Issuer Trust created and continued hereby shall terminate.

      SECTION 9.4. LIQUIDATION.

      (a) If an Early Termination Event specified in clause (a), (b) or (d) of
Section 9.2 occurs or upon the Expiration Date, the Issuer Trust shall be wound-up and liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after paying or making reasonable provision to pay all claims and obligations of the Issuer Trust in accordance with Section 3808(e) of the Delaware Statutory Trust Act, to each Holder a Like Amount of Junior Subordinated Debentures, subject to Section 9.4(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than 15 nor more than 45 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

            (i) state the Liquidation Date;

            (ii) state that, from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Junior Subordinated Debentures; and

            (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Junior Subordinated Debentures, or if Section 9.4(d) applies receive a Liquidation Distribution, as the Administrators or the Property Trustee shall deem appropriate.

      (b) Except where Section 9.2(c) or 9.4(d) applies, in order to effect the liquidation of the Issuer Trust and distribution of the Junior Subordinated Debentures to Holders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 30 days prior to the Liquidation
Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Junior Subordinated Debentures in exchange for the Outstanding Trust Securities Certificates.

      (c) Except where Section 9.2(c) or 9.4(d) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) the Clearing Agency for the Global Capital Securities or its nominee, as the registered Holder of the Global Capital Securities Certificates, shall receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution with respect to Capital Securities held by the Clearing Agency or its nominee, and (iii) any Trust Securities Certificates not held by the Clearing Agency for the Global Capital Securities or its nominee as specified in clause (ii) above will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Trust Securities represented thereby and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Securities Registrar for transfer or reissuance.

      (d) If, notwithstanding the other provisions of this Section 9.4, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Junior Subordinated Debentures is not practical, or if any Early Termination Event specified in clause (c) of Section
9.2 occurs, the Issuer Trust shall be dissolved, and the Trust Property shall be liquidated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution of the Issuer Trust, Holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to Holders, after paying or making reasonable provision to pay all claims and obligations of the Issuer Trust in accordance with Section 3808(e) of the Delaware Statutory Trust Act, an amount equal to the aggregate of Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Issuer Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, pro rata (determined as aforesaid) with Holders of Capital Securities, except that, if a Debenture Event of Default in Sections 5.1(1) or 5.1(2) of the Indenture has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities as provided in Section 4.3.

      SECTION 9.5. MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER TRUST.

      The Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except pursuant to this Section 9.5 or Section 9.4. At the request of the Holder of the Common Securities, and with the consent of the Holders of at least a Majority in Liquidation Amount of the Capital Securities, but without the consent of the Issuer Trustees, the Issuer Trust may merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided that (i) such successor entity either
(a) expressly assumes all of the obligations of the Issuer Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Capital Securities") so long as the Successor Capital Securities have the same priority as the Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity possessing the same powers and duties as the Property Trustee is appointed to hold the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Capital Securities) to be downgraded by any nationally recognized statistical rating organization, if such Capital Securities have been rated by such nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Capital Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an Opinion of Counsel from a firm experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights preferences and privileges of the holders of the Capital Securities (including any Successor Capital Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act and (vii) the Depositor or any permitted transferee to whom it has transferred the Common Securities hereunder owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Capital Securities or Successor Capital Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable other than as a grantor trust for United States Federal income tax purposes.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

      SECTION 10.1. LIMITATION OF RIGHTS OF HOLDERS.

      Except as set forth in Section 9.2, the bankruptcy, dissolution, termination, death or incapacity of any Person having an interest, beneficial or otherwise, in Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal or personal representatives or heirs of such Person or any Holder for such Person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Any merger or similar agreement shall be executed by the Administrators on behalf of the Issuer Trust.

      SECTION 10.2. AMENDMENT.

      (a) This Trust Agreement may be amended from time to time by the Holder of the Common Securities, without the consent of any Holder of the Capital Securities (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, provided, however, such amendment shall not adversely affect in any material respect the interests of any Holder or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Issuer Trust will not be taxable other than as a grantor trust for United States Federal income tax purposes at any time that any Trust Securities are Outstanding or to ensure that the Issuer Trust will not be required to register as an investment company under the Investment Company Act.

      (b) Except as provided in Section 10.2(c) hereof, any provision of this Trust Agreement may be amended by the Holder of the Common Securities with (i) the consent of Holders of at least a Majority in Liquidation Amount of the Capital Securities and (ii) receipt by the Issuer Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer Trust's being taxable as a grantor trust for United States Federal income tax purposes or the Issuer Trust's exemption from status of an "investment company" under the Investment Company Act.

      (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder, this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or
(ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date.

      (d) Notwithstanding any other provisions of this Trust Agreement, no Issuer Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Issuer Trust to fail or cease to qualify for the exemption from status as an "investment company" under the Investment Company Act or be taxable other than as a grantor trust for United States Federal income tax purposes.

      (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor and the Administrators, this Trust Agreement may not be amended in a manner that imposes any additional obligation on the Depositor or the Administrators.

      (f) In the event that any amendment to this Trust Agreement is made, the Administrators or the Property Trustee shall promptly provide to the Depositor a copy of such amendment.

      (g) No amendment to this Trust Agreement may be adopted that adversely affects the Property Trustee's or the Delaware Trustee's rights, duties or immunities under this Trust Agreement, except with the consent of such Property Trustee or Delaware Trustee. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement is in compliance with this Trust Agreement.

      (h) Any amendments to this Trust Agreement made pursuant to Section 10.2(a) shall become effective when notice of such amendment is given to the Holders of the Trust Securities.

      SECTION 10.3. SEPARABILITY.

      In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 10.4. GOVERNING LAW.

      THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE ISSUER TRUST, THE DEPOSITOR, THE ISSUER TRUSTEES AND THE ADMINISTRATORS SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION THAT WOULD CALL FOR THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE HOLDERS, THE ISSUER TRUST, THE DEPOSITOR, THE ISSUER TRUSTEES, THE ADMINISTRATORS OR THIS TRUST AGREEMENT ANY PROVISION OF THE LAWS (STATUTORY OR COMMON) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS OTHER THAN THE DELAWARE STATUTORY TRUST ACT THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OF RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF TRUSTEES THAT

ARE INCONSISTENT WITH THE LIMITATIONS OR LIABILITIES OR AUTHORITIES AND POWERS OF THE ISSUER TRUSTEES OR THE ADMINISTRATOR AS SET FORTH OR REFERENCED IN THIS TRUST AGREEMENT. SECTION 3540 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE ISSUER TRUST.

      SECTION 10.5. PAYMENTS DUE ON NON-BUSINESS DAY.

      If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day that is a Business Day except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as though made on the date fixed for such payment, and no Distributions or interest shall accumulate on such unpaid amount for the period after such date.

      SECTION 10.6. SUCCESSORS.

      This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Issuer Trust, the Administrators and any Issuer Trustee, including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

      SECTION 10.7. HEADINGS.

      The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

      SECTION 10.8. REPORTS, NOTICES AND DEMANDS.

      Any report, notice, demand or other communication that by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Holder of Capital Securities, to such Holder as such Holder's name and address may appear on the Securities Register; and (b) in the case of the Holder of Common Securities or the Depositor, to AssuranceAmerica Corporation, 5500 Interstate North Parkway, Suite 600, Atlanta, Georgia, 30328, Attention: Mr. Lawrence L. Stumbaugh, facsimile no.: (770) 984-1073 or to such other address as may be specified in a written notice by the Depositor to the Property Trustee. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission. Such notice, demand or other communication to or upon the Depositor shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Depositor.

      Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Issuer Trust, the Property Trustee, the Delaware Trustee, the Administrators, or the Issuer Trust shall be given in writing addressed (until another address is published by the Issuer Trust) as follows: (a) with respect to the Property Trustee to Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration; (b) with respect to the Delaware Trustee to 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration; and (c) with respect to the Administrators, to them at the address above for notices to the Depositor, marked "Attention:
AssuranceAmerica Capital Trust I Administrators." Such notice, demand or other communication to or upon the Issuer Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Issuer Trust, the Property Trustee, or such Administrator.

      SECTION 10.9. AGREEMENT NOT TO PETITION.

      Each of the Issuer Trustees, the Administrators and the Depositor agree for the benefit of the Holders that, until at least one year and one day after the Issuer Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Issuer Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Issuer Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.9, the Property Trustee agrees, for the benefit of Holders, that at the expense of the Depositor, it shall file an answer with the bankruptcy court or other court or otherwise properly contest the filing of such petition by the Depositor against the Issuer Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as counsel for the Issuer Trustee or the Issuer Trust may assert. The provisions of this Section 10.9 shall survive the termination of this Trust Agreement.

      SECTION 10.10. TRUST INDENTURE ACT; CONFLICT WITH TRUST INDENTURE ACT.

      (a) Trust Indenture Act; Application. (i) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be a part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions; (ii) if and to the extent that any provision of this Trust Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control; (iii) for purposes of this Trust Agreement, the Property Trustee, to the extent permitted by applicable law and/or the rules and regulations of the Commission, shall be the only Issuer Trustee which is a trustee for the purposes of the Trust Indenture Act; and (iv) the application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Capital Securities and the Common Securities as equity securities representing undivided beneficial interests in the assets of the Issuer Trust.

      (b) Lists of Holders of Capital Securities. (i) Each of the Depositor and the Administrators on behalf of the Trust shall provide the Property Trustee with such information as is required under Section 312(a) of the Trust Indenture Act at the times and in the manner provided in Section 312(a) and (ii) the Property Trustee shall comply with its obligations under Sections 310(b), 311 and 312(b) of the Trust Indenture Act.

      (c) Evidence of Compliance with Conditions Precedent. Each of the Depositor and the Administrators on behalf of the Issuer Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement which relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given pursuant to Section 314(c) shall comply with
Section 314(e) of the Trust Indenture Act.

      (d) Disclosure Information. The disclosure of information as to the names and addresses of the Holders of Trust Securities in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Property Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

      SECTION 10.11. ACCEPTANCE OF TERMS OF TRUST AGREEMENT, GUARANTEE AND INDENTURE.

      THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT, THE GUARANTEE THE INDENTURE, AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE ISSUER TRUST, SUCH HOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE ISSUER TRUST AND SUCH HOLDER AND SUCH OTHERS.

                                     * * * *

      This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Trust Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Trust Agreement as to the parties hereto, and may be used in lieu of the original signature pages to this Trust Agreement for all purposes.

                            [SIGNATURES ON NEXT PAGE]

      IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed, all as of the day and year first above written.

                                   ASSURANCEAMERICA CORPORATION,
                                   as Depositor

                                   By:  /s/ Lawrence L. Stumbaugh
                                        -------------------------------
                                   Name: Lawrence L. Stumbaugh
                                   Title: President and Chief Executive Officer

                                   WILMINGTON TRUST COMPANY,
                                   as Property Trustee

                                   By:  /s/ Michele C. Harra
                                        -------------------------------
                                   Name: Michele C. Harra
                                   Title: Financial Services Officer

                                   WILMINGTON TRUST COMPANY,
                                   individually and as Delaware Trustee

                                   By:  /s/ Michele C. Harra
                                        -------------------------------
                                   Name: Michele C. Harra
                                   Title: Financial Services Officer

                                   /s/ Guy M. Millner
                                   ------------------------------------
                                   Name: Guy M. Millner
                                   Title: Administrator

                                   /s/ Lawrence L. Stumbaugh
                                   ------------------------------------
                                   Name: Lawrence L. Stumbaugh
                                   Title: Administrator

                                   /s/ Mark H. Hain
                                   ------------------------------------
                                   Name: Mark H. Hain
                                   Title: Administrator